Exhibit 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE VERSION OF THIS EXHIBIT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FOURTH AMENDMENT TO LOAN AGREEMENT AND

THIRD AMENDMENT TO SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT AND THIRD AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is made and entered into this 30th day of September, 2019, by and between Applied Optoelectronics, Inc., a Delaware corporation (hereinafter referred to as "Borrower") with its chief executive office and principal place of business at 13139 Jess Pirtle Blvd., Sugar Land, Texas 77478, and Branch Banking and Trust Company, a North Carolina corporation (hereinafter referred to as "Bank") with an office at 333 Clay Street, Suite 3800, Houston, Texas 77002.

Recitals:

Bank and Borrower are parties to a certain Loan Agreement dated September 28, 2017 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which Bank has made loans and other financial accommodations to Borrower.

Bank and Borrower are also parties to that certain Security Agreement dated September 28, 2017 (as at any time amended, restated, supplemented or otherwise modified, the "Security Agreement"), pursuant to which Borrower granted a security interest in certain of its personal property in favor of Bank to secure Borrower’s obligations under the Loan Agreement, the Security Agreement, and the Note (as defined in the Security Agreement).

Borrower has requested that Bank amend the Loan Agreement and the Security Agreement to extend the term of the credit facility thereunder and in certain other respects, and Bank is willing to do so on the terms and subject to the conditions of this Amendment.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)                By deleting the reference to "$25,000,000" contained in the paragraph entitled "Line of Credit" on page 1 of the Loan Agreement, and by substituting in lieu thereof a reference to "$20,000,000".

(b)                By deleting the reference to "September 28, 2020" contained in the paragraph entitled "Line of Credit" on page 1 of the Loan Agreement, and by substituting in lieu thereof a reference to "April 2, 2021".

(c)                By deleting the last sentence of the paragraph entitled "Line of Credit" on page 1 of the Loan Agreement, and by substituting in lieu thereof the following:

Unused Line Fee: Borrower shall pay the Bank, quarterly in arrears on the last day of each calendar quarter, an unused fee on the Line of Credit equal to 0.30% per annum on the average daily unused amount of the Line of Credit for such calendar quarter calculated on the basis of a year of 360 days for the actual number of days elapsed.

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(d)                By adding the following new sentence to the end of the paragraph entitled "Monthly Financial Statements" on page 4 of the Loan Agreement:

Concurrently with the delivery of the foregoing, Borrower shall deliver to Bank information regarding Borrower's non-GAAP U.S. earnings for the twelve-month period then ending, and such other information as Bank shall reasonably request for purposes of calculating the Fixed Charge Coverage Ratio, in each case in form and substance reasonably satisfactory to Bank.

(e)                Effective as of March 31, 2019, by deleting the third sentence of the paragraph entitled "Officer Compliance Certificate" on page 5 of the Loan Agreement, and by substituting in lieu thereof the following:

The OCC is due within the same number of days required for the delivery of Financial Statements for each fiscal quarter’s end (except that the OCCs for the fiscal quarters ending on or about March 31, 2019 and June 30, 2019 are due on or before October 31, 2019) and for the fiscal year end.

(f)                 By deleting the sentence beginning "The Borrower covenants and agrees" contained in Section 5 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following:

The Borrower covenants and agrees that during any period in which an Overadvance (as defined in Schedule DD) exists it shall maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

(g)                By deleting the reference to "$25,000,000" in the definition of "Availability" contained in Section 10.01 of the Loan Agreement, and by substituting in lieu thereof a reference to "$20,000,000".

(h)                By deleting the definition of "Covenant Threshold Amount" from Section 10.01 of the Loan Agreement.

(i)                 By adding the following new definition of "Covenant Availability Reserve" to Section DD.01 of Schedule DD to the Loan Agreement in alphabetical order:

Covenant Availability Reserve. A reserve against Availability equal to (a) $0, during any Availability Period, (b) $0, at any time that the Fixed Charge Coverage Ratio is equal to or greater than 1.5 to 1.0, tested (for the period of twelve months ended on the applicable Covenant Measurement Date (as hereinafter defined)) as of the last day of the most recent month for which the Bank has received financial statements in compliance with the Loan Agreement (the "Covenant Measurement Date") as long as (whether or not an OCC was otherwise then due under this Agreement), Borrower has delivered to Bank an OCC with respect to the most recent month for which financial statements were due in accordance with Section 3.08 certifying, among other things, as to the Fixed Charge Coverage Ratio for the twelve-month period ending as of the last day of such month, and (c) at all other times, an amount equal to seventy-five percent (75%) of Availability (calculated solely for this purpose without giving effect to the Covenant Availability Reserve).

(j)                 By adding the phrase "including, without limitation, the Covenant Availability Reserve" immediately prior to the period at the end of the definition of "Availability Reserve" contained in Section DD.01 of Schedule DD to the Loan Agreement.

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(k)                By deleting clause (k) of Section DD.03 of Schedule DD to the Loan Agreement, and by substituting in lieu thereof the following new clause (k):

(k)       That portion of Accounts due from an Account Debtor with a dollar value in excess of fifteen percent (15%) (or, in the case of Accounts due from (i) [***] Corporation and its subsidiary, [***] Corporation, collectively, fifty percent (50%), (ii) each of [***] LLC, [***], Inc., [***] Inc., and their respective affiliates, fifty percent (50%), (iii) [***], Inc. and its affiliates, forty-five percent (45%), (iv) each of [***], Inc. and [***] Corporation, and their respective affiliates, forty percent (40%), and (v) [***] LLC, thirty percent (30%) of Borrower’s aggregate dollar amount of all outstanding Accounts. For the avoidance of doubt, the increased percentages described in clauses (i)-(v) above shall only apply with respect to the Account Debtors described therein, but not to other Persons such as, without limitation, counterparties to master purchase agreements or similar agreements with any such Account Debtor.

(l)                 By deleting the description of Accounts Aging contained in clause (a) of Section DD.06 of Schedule DD to the Loan Agreement, and by substituting in lieu thereof the following:

Accounts aging based upon invoice date by the twentieth (20th) day of each reporting period (which shall in any event identify the Accounts by Account Debtor with respect thereto, rather, than by other Persons such as, without limitation, counterparties to master purchase agreements or similar agreements with any such Account Debtor); provided, that at any time Borrower is required to deliver a monthly Loan Base Report as described above, Borrower shall deliver a monthly Accounts aging.

(m)              By deleting Schedule EE to the Loan Agreement in its entirety, and by substituting in lieu thereof the Schedule EE attached as Exhibit A hereto.

3. Amendment to Security Agreement. The Security Agreement is hereby amended by deleting clause (ii) following the phrase "This Security Agreement is entered into in connection with (check applicable items):" in the introductory section on page 1 of the Security Agreement in its entirety, and by substituting in lieu thereof the following:

[X] (ii) a Promissory Note dated September 28, 2017 (including, without limitation, all addenda, extensions, renewals, modifications and substitutions thereof, the "Note"), made by Debtor (the "Borrower") in favor of Secured Party, as modified on September 30, 2019 to be in the principal amount of $20,000,000;

4. Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the indebtedness under the Loan Agreement and the other Loan Documents, each of the Loan Documents, and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5. Acknowledgments and Stipulations. Borrower acknowledges and stipulates that each of the Loan Documents executed by Borrower creates legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the indebtedness under the Loan Agreement, the Notes and the other Loan Documents is owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by Borrower); the security interests and liens granted by Borrower in favor of Bank are duly perfected, first priority security interests and liens; and at the beginning of business on September 27, 2019, the unpaid principal amount of the Line of Credit totaled $20,000,000.

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6. Representations and Warranties. Borrower represents and warrants to Bank, to induce Bank to enter into this Amendment, that no Event of Default or event which, with the passage of time or giving of notice, would become an Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment. Upon the effectiveness of this Amendment, each reference in the Security Agreement to "this Security Agreement", "hereunder", or words of like import shall mean and be a reference to the Security Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment shall be part of the Loan Agreement and the Security Agreement, and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9. Conditions Precedent. The amendments contained in Sections 2 and 3 hereof shall be effective as of the date of this Amendment, subject to Bank’s receipt of each of the following on or before the date of this Amendment, in form and substance satisfactory to Bank, together with all originals of the same to the extent requested by Bank in its sole discretion:

(a)                a counterpart of this Amendment, duly executed by Borrower;

(b)                a Note Modification Agreement (together with addendum thereto), duly executed by Borrower, in form and substance satisfactory to Bank;

(c)                resolutions of Borrower authorizing Borrower to enter into this Amendment and the other documents executed in connection herewith, certified by an authorized officer of Borrower;

(d)                the amendment fee referenced in Section 10 hereof; and

(e)                all other approvals, opinions or documents as Bank may reasonably request.

10. Amendment Fee; Expenses of Bank. In consideration of Bank’s willingness to enter into this Amendment as set forth herein, Borrower agrees to pay to Bank an amendment fee in the amount of $30,000 in immediately available funds on the date hereof. Additionally, Borrower agrees to pay, on demand, all costs and expenses incurred by Bank in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Bank’s legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

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11. Release of Claims. To induce Bank to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Bank, and all officers, directors, agents, employees, successors and assigns of Bank, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Bank arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Bank that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Bank.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas.

13. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement, the Security Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement and the Security Agreement as herein modified shall continue in full force and effect.

14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. Further Assurances. Borrower agrees to take such further actions as Bank shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16. Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

17. Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank;

signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

WITNESS:	APPLIED OPTOELECTRONICS, INC.
(“Borrower”)

______________________________	By: /s/ STEFAN MURRY
Stefan Murry, Chief Financial Officer

______________________________	By: /s/ DAVID KUO
David Kuo, Vice President, General Counsel and Secretary

[CORPORATE SEAL]

Accepted by Lender:

BRANCH BANKING AND TRUST COMPANY
(“Bank”)

By: /s/ BRANNON E. FITCH
Brannon E. Fitch, Senior Vice President

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EXHIBIT A

Schedule "EE" to BB&T Loan Agreement

SCHEDULE "EE" TO BB&T LOAN AGREEMENT

OFFICER COMPLIANCE CERTIFICATE

This certificate (the "Certificate") is delivered pursuant to Section 3.08 of the Loan Agreement dated September 28, 2017, between APPLIED OPTOELECTRONICS, INC. (the "Borrower") and BRANCH BANKING AND TRUST COMPANY (the "Bank"), as the same may be amended or supplemented from time to time, being herein referred to as the Loan Agreement. All capitalized terms used in this Certificate which are defined in the Loan Agreement are used in this Certificate with the same meanings given such terms in the Loan Agreement.

I hereby certify, to the best of my knowledge and belief and in my representative capacity on behalf of the Borrower, to the Bank as follows:

1.	I am the duly elected or appointed and acting _______________________________ (Title) of the Borrower.

2.	I have reviewed the financial statements of the Borrower as of and for the period ending ______________________ attached hereto as Exhibit I, which were prepared in accordance with GAAP, consistently applied, and are true and correct in all material aspects and fairly present the financial position and results and operations of the Borrower.

3.	The Representations and Warranties set forth in Section 2 of the Loan Agreement are true and correct as of the date hereof.

4.	I further certify that the Borrower is in compliance (unless otherwise specified) with all covenants set forth in Sections 3, 5 and 6 of the Loan Agreement and any Schedules thereto.

5.	Attached hereto is the financial information relating to calculation of the Fixed Charge Coverage Ratio that Borrower is providing pursuant to Section 3.08 of the Loan Agreement, including information regarding Borrower's non-GAAP U.S. earnings as of the end of the most recent fiscal quarter.

6.	I further certify that (a) regardless of whether it is being tested pursuant to Section 5 of the Loan Agreement, the Fixed Charge Coverage Ratio as of __________, 20__, is as set forth below, and (b) to the extent not provided pursuant to item 5 above, attached hereto is additional information relating to the calculation of the Fixed Charge Coverage Ratio:[1]

Fixed Charge Coverage Ratio	To

[1] To be completed only if, (i) Borrower desires for the Covenant Availability Reserve to be reduced to $0 based on clause (b) of the definition thereof, or (ii) the Fixed Charge Coverage Ratio is being tested pursuant to Section 5 of the Loan Agreement.

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7.	I further certify that during the fiscal quarter ending _________________________, 20__, (a) the Borrower consummated no Specified Transactions other than Permitted Specified Transactions, and (b) the aggregate amounts of Specified Transactions consummated by Borrower are as follows.

Type of Specified Transaction	Aggregate Amount Consummated During Fiscal Quarter
Purchases of part or all of the assets of a business or any Person	$___________________
Purchases, redemptions, retirements or other acquisitions of any of Borrower’s capital stock or other ownership interests	$___________________
Unsubordinated loans to directors, officers, partners, members, shareholders, subsidiaries or Affiliates	$___________________
Sales, leases and other dispositions of asset or properties of any type described in clause (d) of the definition of Specified Transactions	$___________________
Affiliate Transactions	$___________________
Total:	$___________________

8.	As of the date hereof, no default or Event of Default under Section 8 of the Loan Agreement and any Schedules thereto has occurred (except as specified on Exhibit II, attached hereto, which Exhibit II also sets forth any corrective action taken or proposed to be taken with respect to such default or Event of Default).

In Witness Whereof, I have caused this Certificate to be executed and delivered to the Bank this _______ day of _____________________, 20__.

Witness:	___________________________________
Signature of Officer, Manager, General Partner

____________________________	___________________________________
Print Name:	Print Name
___________________________________
Title

Attach Exhibit I and II, if applicable.

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